As filed with the Securities and Exchange Commission on March 15, 2002
Registration No. 333-84068

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CRUM & FORSTER HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	6411	04-3611900
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number, if applicable)	(I.R.S. Employer Identification No., if applicable)

305 Madison Avenue
Morristown, NJ 07962
(973) 490-6600
(Address and telephone number of Registrant’s principal executive offices)

Valerie J. Gasparik
Corporate Secretary
CRUM & FORSTER HOLDINGS CORP.
305 Madison Avenue
Morristown, NJ 07962
(973) 490-6600
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Brice T. Voran, Esq. Shearman & Sterling 599 Lexington Avenue New York, New York 10022 (212) 848-4000	Peter J. Gordon, Esq. Simpson Thacher & Bartlett 425 Lexington Avenue New York, New York 10017 (212) 455-2000

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

      This Amendment No. 1 to the Registration Statement on Form S-1 of Crum & Forster Holdings Corp. (File No. 333-84068) is filed solely for the purpose of filing with the Securities and Exchange Commission the exhibits indicated in Item 16(a) of Part II hereto.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

SEC registration fee		$9,200
NASD filing fee		10,500
listing fee		*
Blue Sky fees and expenses		*
Printing and engraving expenses		*
Attorneys’ fees and expenses		*
Accountants’ fees and expenses		*
Transfer agent’s and registrar’s fees and expenses		*
Miscellaneous		*

Total	$	*

The amounts set forth above are estimates except for the SEC registration fee and the NASD filing fee.

* To be provided by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 145 of the Delaware General Corporation Law provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorney’s fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to us, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any such indemnification may be made by us only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

      Our certificate of incorporation and by-laws provide for indemnification of our directors and officers to the fullest extent permitted by Delaware law, as the same may be amended from time to time.

      In addition, we maintain liability insurance for our directors and officers.

      Reference is made to the form of Indemnification Agreement to be entered into between the registrant and each of its directors and officers filed as Exhibit 10.56 to this Registration Statement pursuant to which we will agree to indemnify such directors and officers to the fullest extent permitted by Delaware law, as the same may be amended from time to time.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

      The registrant has not made any sales of unregistered securities within the past three years.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibit
Number	Description of Exhibit

1.1*	Form of Underwriting Agreement.
3.1*	Amended and Restated Certificate of Incorporation of the Registrant.
3.2*	Amended and Restated By-Laws of the Registrant.
4.1*	Specimen Certificate representing Common Stock.
5.1*	Opinion of Shearman & Sterling as to the legality of the Common Stock.
10.1†	Information Technology Services Agreement between US Fire and Fairfax Information Technology Services, Inc. effective from September 1, 2001.
10.2*	Information Technology Services Agreement between US Fire and American International Technology Enterprises, Inc., as amended.
10.3†	Benefit Claims Payment Agreement between Fairfax Inc. and US Fire effective as of January 1, 2001.
10.4†	Claims Service and Management Agreement between US Fire and Riverstone Claims Management LLC effective as of July 1, 2000.
10.5	Catastrophe Agreement between US Fire and Lindsay Morden Claim Services, Inc. effective as of March 1, 1999.
10.6†	Investment Administration Agreement between Fairfax and CF Insurance effective as of August 13, 1998.
10.7†	Investment Administration Agreement between Fairfax and CF Indemnity effective as of August 13, 1998.
10.8†	Investment Administration Agreement between Fairfax and CF Underwriters effective as of August 13, 1998.
10.9†	Investment Administration Agreement between Fairfax and North River effective as of August 13, 1998.
10.10	Investment Administration Agreement between Fairfax and Seneca effective as of August 31, 2000.
10.11†	Investment Administration Agreement between Fairfax and Transnational Insurance Company effective as of December 21, 2000.
10.12†	Investment Administration Agreement between Fairfax and US Fire effective as of August 13, 1998.
10.13†	Investment Management Agreement between Hamblin Watsa and CF Insurance effective as of August 13, 1998.
10.14	Investment Management Agreement between Hamblin Watsa and CF Underwriters effective as of August 13, 1998.
10.15†	Investment Management Agreement between Hamblin Watsa and North River effective as of August 13, 1998.
10.16†	Investment Management Agreement between Hamblin Watsa and US Fire effective as of August 13, 1998.
10.17	Investment Management Agreement between Hamblin Watsa and Seneca effective as of August 31, 2000.
10.18†	Investment Management Agreement between Hamblin Watsa and CF Indemnity effective as of August 13, 1998.
10.19†	Investment Management Agreement between Hamblin Watsa and Transnational Insurance Company effective as of December 21, 2000.
10.20*	Tax Allocation Agreement between Fairfax Inc. and Crum & Forster and Odyssey Re Holdings, Inc. and RiverStone Group, LLC and TIG Holdings, Inc. effective as of January 1, 2000.

Exhibit
Number	Description of Exhibit

10.21*	Intercompany Tax Allocation Agreement between Fairfax Inc. and US Fire and CF Indemnity and Seneca effective as of December 15, 2000.
10.22	Master Repurchase Agreement between CF Indemnity and Fairfax effective as of July 1, 2000.
10.23	Master Repurchase Agreement between US Fire and Fairfax effective as of July 1, 2000.
10.24†	Master Repurchase Agreement between CF Underwriters and Fairfax effective as of July 1, 2000.
10.25†	Services Agreement between TIG Insurance Company and CF Indemnity effective as of January 1, 2000.
10.26†	Administrative Services Agreement between US Fire and Fairfax Information Technology Services, Inc. effective as of January 1, 2001.
10.27*	Services Agreement between TIG Insurance Company and US Fire effective as of January 1, 2000.
10.28	Sale/Leaseback Agreement between Crostex Associates Limited Partnership and Crum & Forster Corporation in relation to 305 Madison Avenue, Morristown, New Jersey dated March 1, 1985.
10.29	The Individual Retirement Plan of US Fire as amended and restated effective August 13, 1998.
10.30	Supplemental Individual Retirement Plan of US Fire effective August 13, 1998.
10.31	Trust Agreement between US Fire and AMVESCAP National Trust Company relating to The Individual Retirement Plan of US Fire effective April 30, 2001.
10.32*	Employment Agreement among Douglas Libby, Crum & Forster, Sen-Tech International Holdings, Inc. and Seneca effective as of April 26, 2000.
10.33*	Intentionally left blank.
10.34*	Intentionally left blank.
10.35*	Intentionally left blank.
10.36*	Intentionally left blank.
10.37†	Reinsurance Agreement between Lombard General Insurance Company of Canada and US Fire effective as of January 1, 2001.
10.38	Reinsurance Agreement between Ranger Insurance Company and North River effective as of March 1, 1999.
10.39*	Reinsurance Agreement between Ranger Insurance Company and North River effective as of November 15, 1999.
10.40*	Aggregate Excess of Loss Reinsurance Agreement among US Fire, Ridge Reinsurance Limited and Xerox Financial Services, Inc. effective as of December 31, 1992.
10.41*	Springing First Aggregate Excess of Loss Reinsurance Agreement among US Fire, Ridge Reinsurance Limited and Xerox Financial Services, Inc. effective as of December 31, 1992.
10.42*	Intentionally left blank.
10.43*	Intentionally left blank.
10.44*	Intentionally left blank.
10.45*	Property Catastrophe Non-Obligatory Quota Share Contract between Odyssey America Reinsurance Corporation and US Fire effective as of January 1, 2001.
10.46*	Intentionally left blank.
10.47*	Intentionally left blank.
10.48*	Surety Bond Quota Share Reinsurance Agreement between TIG Insurance Company and US Fire effective as of January 1, 2001.

Exhibit
Number	Description of Exhibit

10.49*	Intentionally left blank.
10.50*	Intentionally left blank.
10.51*	Assumption and Indemnity Reinsurance Agreement between US Fire and various assuming reinsurers effective as of January 1, 1993.
10.52*	Form of Registration Rights Agreement between Fairfax Inc. and Crum & Forster Holdings Corp.
10.53*	Form of Term Note.
10.54*	Plan, as amended.
10.55*	Form of Exchange Agreement among Fairfax Inc. and Crum & Forster Holdings Corp.
10.56*	Form of Indemnification Agreement among Crum & Forster Holdings Corp. and each of its directors and officers.
21.1†	List of the Registrant’s Subsidiaries.
23.1*	Consent of Shearman & Sterling (included in its opinion in Exhibit 5.1).
23.2†	Consent of PricewaterhouseCoopers LLP to use of report dated March 6, 2001 relating to the financial statements of Crum & Forster Holding Inc.
23.3	Consent of PricewaterhouseCoopers LLP to use of report regarding Schedules 99.1 to 99.6.
24.1	Power of Attorney (included on the signature page of this Registration Statement).
99.1	Schedule I — Summary of Investments — Other Than Investments in Related Parties.
99.2	Schedule II — Condensed Financial Information of Crum & Forster Holding Inc.
99.3	Schedule III — Supplementary Insurance Information.
99.4	Schedule IV — Reinsurance.
99.5	Schedule V — Valuation and Qualifying Accounts.
99.6	Schedule VI — Supplemental Information Concerning Property-Casualty Insurance.
99.7	Report of PricewaterhouseCoopers LLP regarding Schedules 99.1 to 99.6 herein dated March 6, 2001.

*	To be filed by amendment.

†	Previously filed.

ITEM 17. UNDERTAKINGS

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

      The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such name as required by the underwriters to permit prompt delivery to each purchaser.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York in the State of New York on March 15, 2002.

CRUM & FORSTER HOLDINGS CORP.

By:	/s/ MARY JANE ROBERTSON

Name: Mary Jane Robertson

Title: Chief Financial Officer

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, V. Prem Watsa, Bruce A. Esselborn and Mary Jane Robertson, his or her true and lawful attorneys-in-fact and agents, each of whom may act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to sign any related registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Bruce A. Esselborn	Director and Principal Executive Officer	March 15, 2002

* Mary Jane Robertson	Principal Financial and Accounting Officer	March 15, 2002

* V. Prem Watsa	Director	March 15, 2002

* Winslow W. Bennett	Director	March 15, 2002

/s/ ANTHONY F. GRIFFITHS Anthony F. Griffiths	Director	March 15, 2002

Robbert Hartog	Director

*By:	/s/ MARY JANE ROBERTSON

Attorney-in-fact

INDEX OF EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Sequentially
Exhibit		Numbered
Number	Description of Exhibit	Pages

1.1*	Form of Underwriting Agreement.
3.1*	Amended and Restated Certificate of Incorporation of the Registrant.
3.2*	Amended and Restated By-Laws of the Registrant.
4.1*	Specimen Certificate representing Common Stock.
5.1*	Opinion of Shearman & Sterling as to the legality of the Common Stock.
10.1†	Information Technology Services Agreement between US Fire and Fairfax Information Technology Services, Inc. effective from September 1, 2001.
10.2*	Information Technology Services Agreement between US Fire and American International Technology Enterprises, Inc., as amended.
10.3†	Benefit Claims Payment Agreement between Fairfax Inc. and US Fire effective as of January 1, 2001.
10.4†	Claims Service and Management Agreement between US Fire and Riverstone Claims Management LLC effective as of July 1, 2000.
10.5	Catastrophe Agreement between US Fire and Lindsay Morden Claim Services, Inc. effective as of March 1, 1999.
10.6†	Investment Administration Agreement between Fairfax and CF Insurance effective as of August 13, 1998.
10.7†	Investment Administration Agreement between Fairfax and CF Indemnity effective as of August 13, 1998.
10.8†	Investment Administration Agreement between Fairfax and CF Underwriters effective as of August 13, 1998.
10.9†	Investment Administration Agreement between Fairfax and North River effective as of August 13, 1998.
10.10	Investment Administration Agreement between Fairfax and Seneca effective as of August 31, 2000.
10.11†	Investment Administration Agreement between Fairfax and Transnational Insurance Company effective as of December 21, 2000.
10.12†	Investment Administration Agreement between Fairfax and US Fire effective as of August 13, 1998.
10.13†	Investment Management Agreement between Hamblin Watsa and CF Insurance effective as of August 13, 1998.
10.14	Investment Management Agreement between Hamblin Watsa and CF Underwriters effective as of August 13, 1998.
10.15†	Investment Management Agreement between Hamblin Watsa and North River effective as of August 13, 1998.
10.16†	Investment Management Agreement between Hamblin Watsa and US Fire effective as of August 13, 1998.
10.17	Investment Management Agreement between Hamblin Watsa and Seneca effective as of August 31, 2000.
10.18†	Investment Management Agreement between Hamblin Watsa and CF Indemnity effective as of August 13, 1998.
10.19†	Investment Management Agreement between Hamblin Watsa and Transnational Insurance Company effective as of December 21, 2000.
10.21*	Intercompany Tax Allocation Agreement between Fairfax Inc. and US Fire and CF Indemnity and Seneca effective as of December 15, 2000.
10.22	Master Repurchase Agreement between CF Indemnity and Fairfax effective as of July 1, 2000.

Sequentially
Exhibit		Numbered
Number	Description of Exhibit	Pages

10.23	Master Repurchase Agreement between US Fire and Fairfax effective as of July 1, 2000.
10.24†	Master Repurchase Agreement between CF Underwriters and Fairfax effective as of July 1, 2000.
10.25†	Services Agreement between TIG Insurance Company and CF Indemnity effective as of January 1, 2000.
10.26†	Administrative Services Agreement between US Fire and Fairfax Information Technology Services, Inc. effective as of January 1, 2001.
10.27*	Services Agreement between TIG Insurance Company and US Fire effective as of January 1, 2000.
10.28	Sale/Leaseback Agreement between Crostex Associates Limited Partnership and Crum & Forster Corporation in relation to 305 Madison Avenue, Morristown, New Jersey dated March 1, 1985.
10.29	The Individual Retirement Plan of US Fire as amended and restated effective August 13, 1998.
10.30	Supplemental Individual Retirement Plan of US Fire effective August 13, 1998.
10.31	Trust Agreement between US Fire and AMVESCAP National Trust Company relating to The Individual Retirement Plan of US Fire effective April 30, 2001.
10.32*	Employment Agreement among Douglas Libby, Crum & Forster, Sen-Tech International Holdings, Inc. and Seneca effective as of April 26, 2000.
10.33*	Intentionally left blank.
10.34*	Intentionally left blank.
10.35*	Intentionally left blank.
10.36*	Intentionally left blank.
10.37†	Reinsurance Agreement between Lombard General Insurance Company of Canada and US Fire effective as of January 1, 2001.
10.38	Reinsurance Agreement between Ranger Insurance Company and North River effective as of March 1, 1999.
10.39*	Reinsurance Agreement between Ranger Insurance Company and North River effective as of November 15, 1999.
10.40*	Aggregate Excess of Loss Reinsurance Agreement among US Fire, Ridge Reinsurance Limited and Xerox Financial Services, Inc. effective as of December 31, 1992.
10.41*	Springing First Aggregate Excess of Loss Reinsurance Agreement among US Fire, Ridge Reinsurance Limited and Xerox Financial Services, Inc. effective as of December 31, 1992.
10.42*	Intentionally left blank.
10.43*	Intentionally left blank.
10.44*	Intentionally left blank.
10.45*	Property Catastrophe Non-Obligatory Quota Share Contract between Odyssey America Reinsurance Corporation and US Fire effective as of January 1, 2001.
10.46*	Intentionally left blank.
10.47*	Intentionally left blank.
10.48*	Surety Bond Quota Share Reinsurance Agreement between TIG Insurance Company and US Fire effective as of January 1, 2001.

Sequentially
Exhibit		Numbered
Number	Description of Exhibit	Pages

10.49*	Intentionally left blank.
10.50*	Intentionally left blank.
10.51*	Assumption and Indemnity Reinsurance Agreement between US Fire and various assuming reinsurers effective as of January 1, 1993.
10.52*	Form of Registration Rights Agreement between Fairfax Inc. and Crum & Forster Holdings Corp.
10.53*	Form of Term Note.
10.54*	Plan, as amended.
10.55*	Form of Exchange Agreement among Fairfax Inc. and Crum & Forster Holdings Corp.
10.56*	Form of Indemnification Agreement among Crum & Forster Holdings Corp. and each of its directors and officers.
21.1†	List of the Registrant’s Subsidiaries.
23.1*	Consent of Shearman & Sterling (included in its opinion in Exhibit 5.1).
23.2†	Consent of PricewaterhouseCoopers LLP to use of report dated March 6, 2001 relating to the financial statements of Crum & Forster Holding Inc.
23.3	Consent of PricewaterhouseCoopers LLP to use of report regarding Schedules 99.1 to 99.6.
24.1	Power of Attorney (included on the signature page of this Registration Statement).
99.1	Schedule I — Summary of Investments — Other Than Investments in Related Parties.
99.2	Schedule II — Condensed Financial Information of Crum & Forster Holding Inc.
99.3	Schedule III — Supplementary Insurance Information.
99.4	Schedule IV — Reinsurance.
99.5	Schedule V — Valuation and Qualifying Accounts.
99.6	Schedule VI — Supplemental Information Concerning Property-Casualty Insurance.
99.7	Report of PricewaterhouseCoopers LLP regarding Schedules 99.1 to 99.6 herein dated March 6, 2001.

*	To be filed by amendment.

†	Previously filed.